UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM 8-K
_________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2018 (December 14, 2018)

_________________________________________

Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48 NW 25th Street, Suite 108

Miami, FL 33127
(Address of principal executive offices, including zip code)

(786) 675-5246
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On December 16, 2018, Aaron Serruya resigned as a member of the board of directors (the “Board”) of Cool Holdings, Inc. (the “Company”).  The resignation was due to other time commitments of Mr. Serruya, and not the result of a disagreement regarding the Company’s operations, policies or procedures.  The Board has begun a search for his replacement.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Stockholders of the Company was held on December 14, 2018.  The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1:  Election of Directors.

	For	Against	Withheld	Broker Non-Votes
Andrew DeFrancesco	2,223,499	17,726	6,348	3,606,806
Michael Galloro	2,212,433	28,060	7,080	3,606,806
Aaron Serruya	2,224,030	16,011	7,532	3,606,806
Mauricio Diaz	2,221,993	16,848	8,732	3,606,806
Felipe Rezk	2,220,050	18,286	9,237	3,606,806

Proposal 2:  Approval to amend the Cool Holdings, Inc. 2015 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 775,000 shares.

For	Against	Abstain	Broker Non-Votes
2,186,861	54,658	6,054	3,606,806

Proposal 3:  Ratification of the Selection of MNP LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018.

For	Against	Abstain	Broker Non-Votes
5,634,033	45,197	175,149	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.

Date:	December 20, 2018	By:	/s/ Alfredo Carrasco
Alfredo Carrasco
Chief Financial Officer